Exhibit 10(yy)
[date]
PERSONAL AND CONFIDENTIAL
[Name]
[Street Address]
[City, State Zip]
RE:  Fiscal 2006 Bonus
Dear [Grantee]:
     In recognition of your long-term commitment to Sysco Corporation (“SYSCO”) and its customers and of your expected future contributions to our corporate financial objectives, you have been granted an opportunity to earn a performance bonus for fiscal year 2006 under the SYSCO Corporation 2000 Management Incentive Plan (the “Plan”).
     You will not receive any bonus unless SYSCO achieves an Increase in Earnings Per Share of at least ___% (“Target A”) and achieves a Return on Stockholders’ Equity of at least ___% (“Target B”). If Target A and Target B have been met, then subject to the further adjustments and additions provided for elsewhere in the Plan and this Agreement, a portion of your bonus (“Part A”) will depend upon the results of the Operations of SYSCO as shown on Table A attached hereto, and the balance of your bonus (“Part B”) will depend on the aggregate performance of the Subsidiaries that you supervise (the “Supervised Operations”).
Part A Bonus Calculation
Part A of any bonus you may earn will be equal to the product of:
(i) 35% of your annual base salary in effect at the fiscal year end (“Base Salary”); and
(ii) the appropriate percentage shown on Table A which coincides with the appropriate Increase in Earnings per Share and Return on Stockholder’s Equity for SYSCO as a whole.
Part B Bonus Calculation
     In calculating Part B of your bonus, the financial results of the Supervised Operations will be aggregated, and the Supervised Operations will be considered a single Subsidiary which has achieved such aggregated financial results. Part B of any bonus you may earn will be equal to the product of:
(i) the sum of:
a.	70% of the appropriate percentage shown on Table B which coincides for the Supervised Operations with the appropriate level of Return on Capital and Increase in Operating Pretax Earnings; and

[date]

b.	30% of the appropriate percentage shown on Table B which coincides for the Supervised Operations with the appropriate level of Return on Capital and Increase in Pretax Earnings; and
(ii) 70% of your Base Salary.
Maximum Bonus Amounts
     Although Tables A and B have only been calculated to 370% and 172%, respectively, the “grids” shall be deemed to continue to increase in the same ratios as set forth. However, notwithstanding the foregoing and any other provision in this Agreement to the contrary, your bonus amount for fiscal 2006 (including, if applicable, the value of any Additional Shares and Additional Cash Bonus) cannot exceed 1% of SYSCO’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of SYSCO’s annual report to the Securities and Exchange Commission on Form 10-K for fiscal year 2006.
General Rules Regarding Bonus Calculation
     In determining whether or not the results of operations of the Supervised Operations or SYSCO result in a bonus, SYSCO’s accounting practice and generally accepted accounting principles shall be applied on a basis consistent with prior periods, and such determination shall be based on the calculations made by SYSCO, approved by the Compensation and Stock Option Committee of SYSCO’s Board of Directors (“Plan Compensation Committee”) and binding on you.
Tax Law Changes
     If the Internal Revenue Code is amended during the fiscal year and, as a result of such amendment(s), the effective tax rate applicable to the earnings of SYSCO (as described in the “Summary of Accounting Policies” section of SYSCO’s annual report to the Securities and Exchange Commission on Form 10-K) changes during the year, the calculation of the net after-tax earnings per share of SYSCO for fiscal 2006 shall be made as if such rate change had not occurred during 2006.
Payment
     Within 90 days following the end of each fiscal year, SYSCO shall determine and the Plan Compensation Committee shall approve the amount of any bonus earned by you under this Agreement. Such bonus shall be payable in the manner, at the times and in the amounts provided in the Plan.
Definitions
     The capitalized terms in this document have the meaning ascribed to them in the Glossary attached hereto. Any capitalized terms not included in the Glossary have the meanings ascribed to them in the Plan.
Additional Documents
     Enclosed for your review are copies of the Plan document and other explanatory materials. All of the enclosed documents are important legal documents that should be reviewed carefully and kept in a safe place. Please complete the enclosed forms as soon as possible, and return them to Connie Brooks.

[date]

     Thank you for your hard work and service. Your efforts, which are an integral part of SYSCO’s growth and progress, are deeply appreciated. If you should have any questions about your bonus opportunity or the Plan, please contact Mike Nichols.
Sincerely,

Richard J. Schnieders
Chairman, CEO and President
Enclosures
cc: [                                ]
Accepted and Agreed:

Name

Date

GLOSSARY
     1. Total Capital — for any Subsidiary, the sum of the following components:
(a) Stockholders’ equity — the average of the amounts outstanding for such Subsidiary at the end of each quarter for which the computation is being made (quarterly average basis).
(b) Long-term debt — the average of the long-term portion of debt of such Subsidiary outstanding at the end of each quarter for which the computation is being made (quarterly average basis).
(c) Intercompany borrowings — the average of the amount outstanding at the end of each day during the period for which the computation is being made (daily average basis).
(d) Average patronage dividend receivable — the average of the amount outstanding at the end of each period for which the computation is being made (monthly average basis).
(e) Adjustments — amounts allocated to capital with respect to (i) fixed rate intercompany loans, (ii) capitalized leases, and (iii) below market plant and equipment costs.
     2. Return on Capital — the Return on Capital for any Subsidiary is expressed as a percentage and is computed by dividing the Subsidiary’s pretax earnings (the calculation of which does not include gain on the sale of fixed assets and intercompany interest income and is subject to adjustment to include taxes that would have been included but for the timing of any tax deferrals so that results are consistent with fiscal 2005) by the Subsidiary’s Total Capital.
     3. Return on Stockholders’ Equity — expressed as a percentage and computed by dividing the Company’s net after-tax earnings for fiscal 2006 by the Company’s average stockholders’ equity at the end of each quarter during the year.
     4. Increase in Earnings Per Share — expressed as a percentage increase of the net after-tax earnings per share for fiscal 2006 over the net after-tax earnings per share for fiscal 2005.
     5. Increase in Pretax Earnings — the Increase in Pretax Earnings is expressed as a percentage increase of the Supervised Operations’ pretax earnings for fiscal 2006 (the calculation of which does not include gain on the sale of fixed assets [discretionary provision removed]) compared to the greater of (a) the Supervised Operations’ actual pretax earnings for fiscal 2005 or (b) those pretax earnings which would have been required to have been earned by the Supervised Operations in fiscal 2005 in order to have obtained Target C.
     6. Increase in Operating Pretax Earnings — the Increase in Operating Pretax Earnings is expressed as a percentage increase of the Supervised Operations’ operating pretax earnings for fiscal 2006 (the calculation of which does not include gain on the sale of fixed assets [discretionary provision removed]) compared to the Supervised Operations’ operating pretax earnings for fiscal 2005.
     7. Quarterly Averages — In determining the average amount outstanding of stockholders’ equity, long-term debt and adjustments above, and the quarterly average stockholders’ equity, such averages shall be determined by dividing five (5) into the sum of the amounts outstanding of the relevant category at the end of each of the four quarters of the fiscal year plus the amount outstanding of the relevant category at the beginning of the fiscal year.
Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

TABLE A
PERFORMANCE OF SYSCO AS A WHOLE

Return
on	PERCENTAGE INCREASE IN EARNINGS PER SHARE:
Equity:
	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%	__%

___%	20	24	28	45	50	55	60	65	70	75	80	85	90	100	110	120	130	140	150	160	170	180	190	200

___%	27	31	35	55	60	65	70	75	80	85	90	95	100	110	120	130	140	150	160	170	180	190	200	210

___%	34	38	42	65	70	75	80	85	90	95	100	105	110	120	130	140	150	160	170	180	190	200	210	220

___%	41	45	49	75	80	85	90	95	100	105	110	115	120	130	140	150	160	170	180	190	200	210	220	230

___%	48	52	56	85	90	95	100	105	110	115	120	125	130	140	150	160	170	180	190	200	210	220	230	240

___%	55	59	63	95	100	105	110	115	120	125	130	135	140	150	160	170	180	190	200	210	220	230	240	250

___%	62	66	70	105	110	115	120	125	130	135	140	145	150	160	170	180	190	200	210	220	230	240	250	260

___%	69	73	77	115	120	125	130	135	140	145	150	155	160	170	180	190	200	210	220	230	240	250	260	270

___%	76	80	84	125	130	135	140	145	150	155	160	165	170	180	190	200	210	220	230	240	250	260	270	280

___%	83	87	91	135	140	145	150	155	160	165	170	175	180	190	200	210	220	230	240	250	260	270	280	290

___%	90	94	98	145	150	155	160	165	170	175	180	185	190	200	210	220	230	240	250	260	270	280	290	300

___%	97	101	105	155	160	165	170	175	180	185	190	195	200	210	220	230	240	250	260	270	280	290	300	310

___%	104	108	112	165	170	175	180	185	190	195	200	205	210	220	230	240	250	260	270	280	290	300	310	320

___%	111	115	119	175	180	185	190	195	200	205	210	215	220	230	240	250	260	270	280	290	300	310	320	330

___%	118	122	126	185	190	195	200	205	210	215	220	225	230	240	250	260	270	280	290	300	310	320	330	340

___%	125	129	133	195	200	205	210	215	220	225	230	235	240	250	260	270	280	290	300	310	320	330	340	350

___%	132	136	140	205	210	215	220	225	230	235	240	245	250	260	270	280	290	300	310	320	330	340	350	360

___%	139	143	147	215	220	225	230	235	240	245	250	255	260	270	280	290	300	310	320	330	340	350	360	370

TABLE B
PERFORMANCE OF SUPERVISED OPERATIONS

PERCENT
RETURN	PERCENTAGE INCREASE IN OPERATING PRETAX EARNINGS AND PRETAX EARNINGS
ON
CAPITAL	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%

___%	10	12	15	20	30	32	35	37	40	42	45	47	50	52	55	57	60	61	63	65	67	70

___%	15	17	20	25	40	42	45	47	50	52	55	57	60	62	65	67	70	71	73	75	77	80

___%	20	22	25	30	50	52	55	57	60	62	65	67	70	72	75	77	80	81	83	85	87	90

___%	25	27	30	35	60	62	65	67	70	72	75	77	80	82	85	87	90	91	93	95	97	100

___%	30	32	35	45	70	72	75	77	80	82	85	87	90	92	95	97	100	101	102	103	104	105

___%	35	37	40	50	80	82	85	87	90	92	95	97	100	101	102	103	105	106	107	108	109	110

___%	40	42	45	55	90	92	95	97	100	101	102	103	105	106	107	108	110	111	112	113	114	115

___%	45	47	50	65	100	101	102	103	105	106	107	108	110	111	112	113	115	116	117	118	119	120

___%	50	52	55	70	105	106	107	108	110	111	112	113	115	116	117	118	120	121	122	123	124	125

___%	52	55	60	75	110	111	112	113	115	116	117	118	120	121	122	123	125	126	127	128	129	130

___%	52	60	65	80	115	116	117	118	120	121	122	123	125	126	127	128	130	131	132	133	134	135

___%	54	62	70	85	120	121	122	123	125	126	127	128	130	131	132	133	135	136	137	138	139	140

___%	54	62	70	85	125	126	127	128	130	131	132	133	135	136	137	138	140	141	142	143	144	145

___%	56	64	75	90	130	131	132	133	135	136	137	138	140	141	142	143	145	146	147	148	149	150

TABLE B, Continued

PERCENT
RETURN	PERCENTAGE INCREASE IN OPERATING PRETAX EARNINGS AND PRETAX EARNINGS
ON
CAPITAL	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%	___%

___%	71	73	75	77	80	81	83	85	87	90	91	93	95	97	100	101	102	103	104	105	106	107

___%	81	83	85	87	90	91	93	95	97	100	101	102	103	104	105	106	107	108	109	110	111	112

___%	91	93	95	97	100	101	102	103	104	105	106	107	108	109	110	111	112	113	114	115	116	117

___%	101	102	103	104	105	106	107	108	109	110	111	112	113	114	115	116	117	118	119	120	121	122

___%	106	107	108	109	110	111	112	113	114	115	116	117	118	119	120	121	122	123	124	125	126	127

___%	111	112	113	114	115	116	117	118	119	120	121	122	123	124	125	126	127	128	129	130	131	132

___%	116	117	118	119	120	121	122	123	124	125	126	127	128	129	130	131	132	133	134	135	136	137

___%	121	122	123	124	125	126	127	128	129	130	131	132	133	134	135	136	137	138	139	140	141	142

___%	126	127	128	129	130	131	132	133	134	135	136	137	138	139	140	141	142	143	144	145	146	147

___%	131	132	133	134	135	136	137	138	139	140	141	142	143	144	145	146	147	148	149	150	151	152

___%	136	137	138	139	140	141	142	143	144	145	146	147	148	149	150	151	152	153	154	155	156	157

___%	141	142	143	144	145	146	147	148	149	150	151	152	153	154	155	156	157	158	159	160	161	162

___%	146	147	148	149	150	151	152	153	154	155	156	157	158	159	160	161	162	163	164	165	166	167

___%	151	152	153	154	155	156	157	158	159	160	161	162	163	164	165	166	167	168	169	170	171	172